As filed with the Securities and Exchange Commission on August 18, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIREO GROWTH INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	82-3835655 (I.R.S. Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota (Address of Principal Executive Offices)	55402 (Zip Code)

VIREO HEALTH, INC. 2018 EQUITY INCENTIVE PLAN

2019 EQUITY INCENTIVE PLAN

(Full title of the plan)

C T Corporation

28 Liberty Street

New York, NY 10005

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Vireo Growth Inc. (the “Registrant”) to register an additional 80,982,996 Subordinate Voting Shares in the capital of the Registrant that may be issued under the Company’s 2019 Equity Incentive Plan (the “2019 Plan”), or in connection with replacement options issued pursuant to the 2019 business combination agreement among the Company and Vireo Health, Inc. in exchange for options to purchase preferred or common stock of Vireo Health, Inc., under the Vireo Health, Inc. 2018 Equity Incentive Plan (the “2018 Plan” and together with the 2019 Plan, the “Plans”), 61,449,788 of which are reserved for future issuance and 19,533,208 of which may be issued upon the exercise of outstanding options granted under the Plans.

Pursuant to General Instruction E of Form S-8, this registration statement incorporates by reference the contents of the registration statement on Form S-8 relating to the Plans filed by the Registrant with the United States Securities and Exchange Commission (the “SEC”) on February 3, 2021 (File No. 333-252690).

Part I — Information Required in the Section 10(a) Prospectus

Item 1.	Plan Information. *

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the SEC either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II — Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated herein by reference:

(a)	The contents of the earlier registration statement on Form S-8 relating to the Plans, previously filed with the SEC on February 3, 2021 (File No. 333-252690);

(b)	The Registrant’s Annual Report on Form 10-K for the fiscal year December 31, 2024, filed with the SEC on March 3, 2025;

(c)	The Registrant’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2025 and August 13, 2025;

(d)	The Registrant’s Current Reports on Form 8-K or 8-K/A filed with the SEC on January 3, 2025, January 6, 2025, January 27, 2025, March 10, 2025, March 20, 2025, May 12, 2025, June 6, 2025, June 12, 2025, June 12, 2025, June 23, 2025, July 11, 2025, and August 8, 2025;

(e)	The Registrant’s Definitive Information Statement on Schedule 14C, filed with the SEC on March 21, 2025;

(f)	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 9, 2025; and

(g)	The Description of the Registrant’s capital stock contained in Exhibit 4.3 to its Annual Report on Form 10-K for the year ended December 31, 2020.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Articles of Vireo Growth Inc. dated June 25, 2024 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed July 1, 2024).
4.2	Vireo Health, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s registration statement on Form 10 filed November 5, 2020).
4.3	2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s registration statement on Form 10 filed November 5, 2020).
5.1	Opinion of Sangra Moller LLP.
23.1	Consent of Sangra Moller LLP (contained in Exhibit 5.1 hereto).
23.2	Consent of Davidson & Company LLP.
24.1	Powers of Attorney (included on the signature page of this registration statement).
107.1	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 15, 2025.

VIREO GROWTH INC.

By:	/s/ Tyson Macdonald
Name:	Tyson Macdonald
Title:	Chief Financial Officer

POWERS OF ATTORNEY

AND

SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby make, constitute and appoint Kyle E. Kingsley, John Mazarakis, Tyson Macdonald, and Joseph Duxbury, and each one of them severally, his or her true and lawful attorneys-in-fact and agents, for such person and in such person’s name, place and stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as said person might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents and each of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 15, 2025.

Name and Signature	Title

/s/ John Mazarakis	Co-Executive Chairman and Chief Executive Officer
John Mazarakis	(principal executive officer )

/s/ Tyson Macdonald	Chief Financial Officer
Tyson Macdonald	(principal financial officer)

/s/ Joseph Duxbury	Chief Accounting Officer
Joseph Duxbury	(principal accounting officer)

/s/ Kyle E. Kingsley	Co-Executive Chairman
Kyle E. Kingsley

/s/ Ross M. Hussey
Ross M. Hussey	Director

/s/ Victor Mancebo
Victor Mancebo	Director

/s/ Judd T. Nordquist
Judd T. Nordquist	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in its capacity as duly authorized representative of Vireo Growth Inc. in the United States, on August 18, 2025.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director